Exhibit 10.3

The security represented hereby has not been registered under the Securities Act of 1933, as amended (the “Act”). This security cannot be sold or otherwise transferred unless this security is registered under the Act or the Company is furnished with an acceptable opinion of counsel that an exemption from registration is available.

This Note and the indebtedness evidenced hereby are subordinated in the manner and to the extent set forth herein; and each holder of this Note, by its acceptance hereof, shall be bound by the subordination provisions hereof.

THIS INSTRUMENT OR CERTIFICATE AND THE RIGHT EVIDENCED HEREBY ARE SUBJECT TO THE TERMS OF THAT CERTAIN SUBORDINATION AGREEMENT, DATED MARCH 21, 2005 AMONG FAMILYMEDS, INC., DRUGMAX, INC., VALLEY DRUG COMPANY SOUTH, AND VALLEY DRUG COMPANY, AS THE COMPANIES, AMERISOURCEBERGEN DRUG CORPORATION, AS SUBORDINATED CREDITOR, AND GENERAL ELECTRIC CAPITAL CORPORATION AS AGENT AND ANY FUTURE SENIOR LENDERS, AS SENIOR LENDERS (THE “SUBORDINATION AGREEMENT”). ANY TRANSFEREE BY ACCEPTANCE OF SUCH TRANSFER AGREES TO BE BOUND BY THE TERMS THEREOF.

SUBORDINATED PROMISSORY NOTE

$11,500,000	March 21, 2005

FAMILYMEDS, INC., a Connecticut corporation (the “Company”), the principal office of which is located at 312 Farmington Avenue, Farmington, CT 06032, for value received hereby promises to pay as set forth below to AmerisourceBergen Drug Corporation (the “Holder”), with offices at 1300 Morris Drive, Chesterbrook, PA, the sum of eleven million five hundred thousand dollars ($11,500,000.00), together with interest at the rate set forth below, and any other charges which may accrue pursuant to the terms of this Note, or such other amount as shall then equal the outstanding principal amount hereof and any unpaid accrued interest hereon and other charges accrued. Principal shall be due and payable in twenty (20) successive quarterly installments each in the amount of $575,000 beginning on December 1, 2005 and on each March 1, June 1, September 1 and December 1 thereafter (each, a “Quarterly Payment Date”) and continuing until September 1, 2010, (the “Maturity Date”), on which date all outstanding amounts shall be paid. Interest accrued on the unpaid principal balance of this Note shall be due and payable on each Quarterly Payment Date thereafter commencing on June 1, 2005. Payment for all amounts due hereunder will be by wire transfer of immediately available funds to such accounts as may be specified by the Holder.

The following is a statement of the rights of the Holder of this unsecured Subordinated Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Interest. This Note shall bear interest at a variable rate equal to the Prime Rate as published in the Wall Street Journal from time to time (the “WSJ Prime Rate”) plus two percent (2.0%) per annum. The interest rate in effect hereunder shall adjust on each Quarterly Payment Date based upon the WSJ Prime Rate in effect on each such Quarterly Payment Date; provided that in no event shall the interest rate in effect hereunder be less than five percent (5.0%) per annum or greater than ten percent (10%) per annum.

2. Events of Default

2.1 Events of Default Defined. The Company shall be in default under this Note upon the occurrence of any of the events specified in Section 2.1(a), (b) or (c) hereof (any of the foregoing being an “Event of Default”):

(a) Default in the payment of the principal and unpaid accrued interest of this Note when due and payable and failure to cure within fifteen (15) business days of written notice; or

(b) Admission of the Company’s inability to pay its debts as they become due of, or an assignment for the benefit of creditors of the Company by or the filing of a petition under bankruptcy, insolvency or debtor’s relief law, commenced against the Company or any of its subsidiaries (each, a “Bankruptcy Event”) which is not discharged within sixty (60) business days.

2.2 Remedies Upon Event of Default. Subject to the provisions of Section 5 below and to the terms and conditions of the Subordination Agreement, upon the occurrence and during the continuance of an Event of Default:

(a) the entire amount of the Note and all interest thereon and all other amounts accrued hereunder shall at the option of the Holder be automatically accelerated and be immediately due and payable whether in cash or by check;

(b) the Holder shall be entitled to exercise the remedies as “secured party” under that certain security Agreement of even date herewith between Holder, the Company, Valley Drug Company South, Valley Drug Company and DrugMax, Inc.; and

(c) the Holder shall have all of the rights and remedies provided to the Holder, at law and in equity, by statute or otherwise.

No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in, equity, by statute or otherwise.

Upon the occurrence and during the continuance of an event of default, interest on the principal amount of this Note shall accrue and be payable at the lesser of twelve percent (12%) per annum or the highest amount permitted by law.

3. Note Holder Not Shareholder. This Note does not confer upon the Holder hereof, as such, any right whatsoever as a shareholder of the Company.

4. Prepayment. Subject to the terms and conditions of the Subordination Agreement, this Note may be prepaid in full or in part at any time and from time to time without premium or penalty.

5. Subordination

The payment of the principal of and interest on this Note is subordinated, to the extent and in the manner provided in that certain Subordination Agreement of even date herewith among the Company, Familymeds, Inc., Valley Drug Company South and Valley Drug Company, as the Companies, the Holder, as Subordinated Creditor and General Electric Capital Corporation, as agent, or any future Senior Lender (as defined therein) as Senior Lenders. Notwithstanding any other provision of this Note to the contrary, all rights and remedies of the Holder hereunder are subject to the terms and conditions of the Subordination Agreement.

6. Assignment. Subject to the restrictions on transfer described in Section 8 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

7. Waiver and Amendment. Any amendment, waiver or modification of any provision of this Note must be executed, in writing by the party against which it is to be enforced.

8. Transfer of this Note. The Holder may not assign, exchange, encumber, pledge, transfer, or otherwise dispose of this Note without the prior written consent of the Company and without such assignee having executed an acknowledgment of the Subordination Agreement in form and substance satisfactory to GECC. The Company will not unreasonably withhold or delay consent to the assignment or transfer of this Note to any other direct or indirect subsidiary of AmerisourceBergen Corporation, or its successor.

9. Release. The Company hereby waives and releases:

(a) all procedural errors, defects and imperfections in any proceeding instituted by Holder under this Note or any related documentation;

(b) unless specifically required herein, all defects in any notices of the Company’s default or of Holder’s election to exercise, or Holder’s actual exercise of, any option under this Note or any related documentation.

10. Waiver of Presentment. The Company and all endorsers, sureties and guarantors jointly and severally waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and they agree that the liability of each of them shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Holder. The Company and all endorsers, sureties, and guarantors consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agree that additional makers, endorsers, guarantors, or sureties may become parties to it without notice to them or affecting their liability under this Note.

11. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if telegraphed or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail or telegraphed in the manner set forth above and shall be deemed to have been received when delivered.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, excluding that body of law relating to conflict of laws.

13. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

14. Costs of Enforcement. The Company agrees to pay as incurred all costs and expenses, including reasonable attorneys’ fees, incurred by the Holder in connection with the enforcement of this Note or the protection or preservation of any rights of the Holder hereunder, including enforcement in any voluntary or involuntary bankruptcy proceeding filed by or against the Company or any guarantor hereof.

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IN WITNESS WHEREOF, the Company has caused this Note to be issued this 21st day of March, 2005.

FAMILYMEDS, INC.		Witness:

By:
Printed Name:	Edgardo A. Mercadante	Printed Name:
Title:	President and CEO	Title:

Corporate Seal